EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING
ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
11/9/20111	Sale	$1.1982	32424
11/10/20112	Sale	1.2501	19683
11/11/2011	Sale	1.2500	3834
11/14/2011	Sale	1.3000	17593
11/15/20113	Sale	1.2691	9682
11/16/20114	Sale	1.2580	12912
11/17/20115	Sale	1.2767	300
11/21/20116	Sale	1.2993	2700
11/22/20117	Sale	1.2906	3306
11/23/20118	Sale	1.2456	10000
11/28/20119	Sale	1.2775	3180
11/29/2011	Sale	1.3000	1100
11/30/201110	Sale	1.3101	2422
12/1/201111	Sale	1.2531	5900
12/5/201112	Sale	1.2017	8378
12/6/201113	Sale	1.2010	4000

1 This transaction was executed in multiple trades at prices ranging from $1.19 - 1.21.
2 This transaction was executed in multiple trades at prices ranging from $1.25 - 1.26.
3 This transaction was executed in multiple trades at prices ranging from $1.25 - 1.35.
4 This transaction was executed in multiple trades at prices ranging from $1.25 - 1.30.
5 This transaction was executed in multiple trades at prices ranging from $1.25 - 1.29.
6 This transaction was executed in multiple trades at prices ranging from $1.29 - 1.30.
7 This transaction was executed in multiple trades at prices ranging from $1.28 - 1.32.
8 This transaction was executed in multiple trades at prices ranging from $1.24 - 1.27.
9 This transaction was executed in multiple trades at prices ranging from $1.27 - 1.31.
10 This transaction was executed in multiple trades at prices ranging from $1.31 - 1.33.
11 This transaction was executed in multiple trades at prices ranging from $1.25 - 1.27.
12 This transaction was executed in multiple trades at prices ranging from $1.19 - 1.22.
13 This transaction was executed in multiple trades at prices ranging from $1.20 - 1.22.

Date	Type	Price	Shares
12/12/201114	Sale	$1.0048	546800
12/14/201115	Sale	1.0903	5899

14 This transaction was executed in multiple trades at prices ranging from $1.04 - 1.08.
15 This transaction was executed in multiple trades at prices ranging from $1.08 - 1.13.